Exhibit 23.1

                       [L.P. MARTIN & COMPANY LETTERHEAD]
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                              4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060


                             PHONE: (804) 346-2626
                              FAX: (804) 346-9311


                        Consent of Independent Auditors'











The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia





        We consent to the use of our report dated April 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Timberglen Apartments for the twelve month period ended December 31, 1997, for inclusion in a form 8K filing with the Securities and Exchange Commission by Apple Residential Income Trust, Inc.











Richmond, Virginia
April 20, 1998                           /s/ L.P. Martin & Co., P.C.